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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 25, 2000 included in Peregrine Systems, Inc. Form 10-K for the year ended March 31, 2000 and our reports dated March 17, 2000 and February 27, 1998 on Telco Research Corporation Limited and Telco Research Corporation included in Peregrine Systems, Inc. Form 8-K/A dated May 22, 2000 and to all references to our Firm included in this registration statement.


                                             /s/ ARTHUR ANDERSEN LLP



San Diego, California
February 8, 2001